Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
ENACT HOLDINGS, INC.
a Delaware corporation
Effective December 5, 2024

TABLE OF CONTENTS
i

Section 8.10. Survival of Indemnification and Advancement of Expenses	26
Section 8.11. Limitation on Indemnification	26
Section 8.12. Indemnification of Employees and Agents	26
ARTICLE IX AMENDMENTS
Section 9.1. Amendments	26
Section 9.2. Entire Board of Directors	27

v

AMENDED AND RESTATED BYLAWS
OF
Enact Holdings, Inc.
(hereinafter called the “Corporation”)
ARTICLE I

OFFICES
Section 1.1.Registered Office. The registered office of the Corporation shall be fixed in the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”).
Section 1.2.Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.
ARTICLE II

MEETINGS OF STOCKHOLDERS
Section 2.1.Place of Meetings. Meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.2.Annual Meetings. The annual meeting of stockholders (the “Annual Meeting”) for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting. The Corporation may postpone, reschedule or cancel any Annual Meeting previously scheduled by the Board of Directors.

Section 2.3.Special Meetings. Unless otherwise required by law, special meetings of stockholders (a “Special Meeting”) shall be called in the manner provided by the Certificate of Incorporation. At a Special Meeting, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto), which shall state the purpose or purposes of the meeting. The Corporation may postpone, reschedule or cancel any Special Meeting previously scheduled by the Board of Directors.
Section 2.4.Nature of Business at Meetings of Stockholders.

(a)Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.5 hereof) may be transacted at an Annual Meeting as is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (2) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (3) otherwise properly brought before the Annual Meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.4 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.4. Notwithstanding the foregoing, at a Special Meeting, only such business shall be conducted as specified in the notice of meeting (or any amendment or supplement thereto).
(b)For business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (3) of paragraph (a) of this Section 2.4, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not later than the close of business (as defined below) on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or sixty (60) days after such anniversary date, or if no Annual Meeting was held or deemed to have been held in the preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary must set forth the information described in paragraphs (c) and (d) of this Section 2.4.
(c)As to each matter such stockholder proposes to bring before the Annual Meeting, a stockholder’s notice must set forth: a brief description of the business desired to be brought before the Annual Meeting and the proposed text of any proposal regarding such business (including the specific text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Amended and Restated Bylaws, the specific text of the proposed amendment), and the reasons for conducting such business at the Annual Meeting.
(d) As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, a stockholder’s notice must set forth:
(i) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner;

(ii) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates of such person;
(iii) the name and address of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record, by such person or any affiliates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder;
(iv) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the Corporation;
(v) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to stock of the Corporation;
(vi) a description of all agreements, arrangements or understandings (whether written or oral) between or among such person, or any affiliates of such person, and any other person or persons (including their names) relating to the proposal, the Corporation or their ownership of shares of stock of the Corporation;
(vii) a description of any material interest in, or anticipated benefit from, the proposal to such person, or any affiliates of such person;
(viii) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting;
(ix) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal; and
(x) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business to be brought by such person before the Annual Meeting pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
(e)A stockholder providing notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the Annual Meeting.
(f)No business shall be conducted at the Annual Meeting except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 2.4; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 2.4 shall be deemed to preclude discussion by any stockholder of any such business. Subject to the supervision, direction and control of the Board of Directors, if the chairperson of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
(g)Nothing contained in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
(h)Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.4 and Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(i)For purposes of this Section 2.4 and Section 2.5, “public announcement” shall include disclosure in a press release reported by a national news service or in a document filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder; “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not a business day; and “affiliate” shall have the meaning set forth in Rule 405 promulgated under the Securities Act of 1933, as amended.
Section 2.5.Nomination of Directors.
(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation, if any, to nominate and elect a specified number of directors in certain circumstances or as provided in the Master Agreement, between the Corporation and Genworth

Financial, Inc. (“Genworth”), dated as of May 12, 2021 (as may be amended, supplemented, restated or otherwise modified from time to time, the “Master Agreement”) with respect to the right of Genworth to nominate a specified number of directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting, or at any Special Meeting called for the purpose of electing directors, (1) by or at the direction of the Board of Directors (or any duly authorized committee thereof), which shall be in accordance with the terms and conditions of the Master Agreement or (2) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting or Special Meeting and (ii) who complies with the notice procedures set forth in this Section 2.5.
(b)For a nomination to be made by a stockholder pursuant to clause (2) of paragraph (a) of this Section 2.5, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation (1) in the case of an Annual Meeting, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or seventy (70) days after such anniversary date, or if no Annual Meeting was held or deemed to have been held in the preceding year, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (2) in the case of a Special Meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an Annual Meeting or a Special Meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at an Annual Meeting or a Special Meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the Annual Meeting or Special Meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such Annual Meeting or such Special Meeting. To be in proper written form, a stockholder’s notice to the Secretary must set forth in paragraphs (c) and (d) of this Section 2.5.
(c)As to each person whom the stockholder proposes to nominate for election as a director, a stockholder’s notice shall set forth:
(i) the name, age, business address and residence address of such person;
(ii) the principal occupation or employment of such person;

(iii) the class or series and number of all shares of stock of the Corporation that are owned beneficially or of record by such person and any affiliates of such person;
(iv) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder;
(v) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the Corporation;
(vi) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to stock of the Corporation;
(vii) such person’s written representation and agreement that such person:
(A) is not and will not become a party to (I) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law,
(B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation,
(C) in such person’s individual capacity, would be in compliance, if elected as a director of the Corporation, and will comply with, all confidentiality, corporate governance, conflict of interest, Regulation FD, codes of conduct and ethics, and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to directors (which, in each case, to the extent not publicly disclosed, will be promptly provided following a request therefor), and

(D) consents to serving as a director, if elected, and to being named in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and, if elected, currently intends to serve as a director for the full term for which such person is standing for election; and
(viii) all completed and signed questionnaires prepared by the Corporation applicable to directors and director nominees (which will be provided promptly following a request therefor) and any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably request to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.
(d) As to the stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, such stockholder’s notice shall set forth:
(i) the name and record address of the stockholder giving the notice and the name and address of such beneficial owner;
(ii) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates of such person;
(iii) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates of such person, and the number of shares of stock of the Corporation held by each such nominee holder;
(iv) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates of such person, with respect to stock of the Corporation;
(v) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates of such person, or to increase or decrease voting power or pecuniary or economic interest of such person, or any affiliates of such person, with respect to stock of the Corporation;

(vi) a description of all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates of such person, and any proposed nominee, or any affiliates of such proposed nominee relating to the nomination or the Corporation;
(vii) a description of all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates of such person, and any other person or persons (including their names) relating to the nomination(s), the Corporation or their ownership of shares of stock of the Corporation;
(viii) a description of any material interest of such person, or any affiliates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates of such person;
(ix) a representation that the stockholder giving notice intends to appear in person or by proxy at the Annual Meeting or a Special Meeting to nominate the persons named in its notice;
(x) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to solicit holders of the Corporation’s stock in accordance with Rule 14a-19 promulgated under the Exchange Act and/or (B) otherwise to solicit proxies or votes from stockholders in support of such nomination;
(xi) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
If a stockholder has provided notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act in connection with the election of directors at a meeting of stockholders, such stockholder shall, promptly after such stockholder or any beneficial owner on whose behalf the nomination is being made solicits proxies in accordance with Rule 14a-19 (and in any event no later than the 10th day before the applicable stockholder meeting), deliver to the Corporation reasonable evidence, which may take the form of a certified statement and documentation from a proxy solicitor, that the necessary steps have been taken to solicit holders of the Corporation’s stock in accordance with Rule 14a-19.
(e) A stockholder providing notice of any nomination proposed to be made at an Annual Meeting or a Special Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the Annual Meeting or a Special Meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such Annual Meeting or Special Meeting.

(f)Notwithstanding anything in the second sentence of paragraph (b) of this Section 2.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the Annual Meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (b) of this Section 2.5 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(g)No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.5. Subject to the supervision, direction and control of the Board of Directors, if the chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
(h)Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting or Special Meeting to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(i)For as long as the Master Agreement remains in effect, Genworth shall not be subject to the notice procedures set forth in this Section 2.5 with respect to any Person designated by Genworth to be a nominee for election to the Board of Directors in accordance with the terms of the Master Agreement.
(j)Nothing contained in this Section 2.5 of this Article II or in any other provision of these Amended and Restated Bylaws shall affect or impair any rights of Genworth to the Master Agreement to have any person designated by Genworth to be a nominee for election to the Board of Directors and to have such nominee included in the Corporation’s proxy statement.
(k) A stockholder (and beneficial owner, as applicable) shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in Section 2.4 and this Section 2.5, and any failure to comply therewith shall be deemed a failure to comply with these Bylaws.
Section 2.6.Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting, in the form of a writing or electronic submission, shall be given which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting, and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to notice of and to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting.
Section 2.7.Adjournments . Any meeting of the stockholders may be adjourned from time to time by the chairperson of such meeting or by the Board of Directors, without the need for approval thereof by stockholders, to reconvene or convene, at the same or some other place. Notice need not be given of any such adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, notice of the adjourned meeting in accordance with the requirements of Section 2.6 hereof shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.13 hereof, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 2.8.Quorum. Unless otherwise required by applicable law or the Certificate of Incorporation, the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If such quorum, however, shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.7 hereof, until a quorum shall be present or represented.
Section 2.9.Voting. Unless a different or minimum vote is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, the rules and regulations of any securities exchange applicable to the Corporation or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to cast one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question. Such votes may be cast in person or by proxy as provided in Section 2.10. The Board of Directors, in its discretion, or the chairperson of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 2.10.Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority: The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.
Section 2.11.Consent of Stockholders in Lieu of Meeting. The right of the stockholders to act by consent in lieu of a meeting shall be as set forth in the Certificate of Incorporation.
Section 2.12.List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.13.Record Date.

(a)In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.
(b)To the extent stockholders may take action by consent pursuant to the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228 of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 2.14.Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.12 hereof or the books of the Corporation, or to vote in person or by proxy at any meeting of the stockholders.
Section 2.15.Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if there shall be one, or if there shall not be a Chairperson of the Board of Directors or in his or her absence, the Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary chairperson to serve at any meeting of the stockholders if the Chairperson of the Board of Directors or the Chief Executive Officer is unable to do so for any reason. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of any meeting of the stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) establishment of an agenda or order of business for the meeting; (ii) determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
Section 2.16.Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairperson of the Board of Directors or the Chief Executive Officer may, and shall, if required by law, appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
Section 2.17.Delivery to the Corporation. Whenever Sections 2.4 and 2.5 of this Article II require one or more persons (including a record or beneficial owner of stock of the Corporation) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, with respect to any notice from any stockholder of record or beneficial owner of the Corporation’s shares of stock pursuant to Sections 2.4 and 2.5 of this Article II, to the fullest extent permitted by law, the Corporation expressly opts out of Section 116 of the DGCL.
Section 2.18.Close of Business. For purposes of these Amended and Restated Bylaws, “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

ARTICLE III

DIRECTORS
Section 3.1.Number and Election of Directors. The number of directors shall be fixed as set forth in the Certificate of Incorporation. Except as provided in Section 3.2 hereof, directors shall be elected by a plurality of the votes cast at an Annual Meeting. Directors need not be stockholders.
Section 3.2.Vacancies. Newly created directorships and vacancies shall be filled as set forth in the Certificate of Incorporation.
Section 3.3.Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or, these Amended and Restated Bylaws or the rules and regulations of any securities exchange on which the securities of the Corporation are listed by the Corporation required to be exercised or done by the stockholders.
Section 3.4.Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, the Chief Executive Officer or by any two or more directors. Special meetings of any committee of the Board of Directors may be called by the chairperson of such committee, the Chief Executive Officer or any director serving on such committee. Notice thereof stating the place, date and time of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the meeting or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 3.5.Organization. At each meeting of the Board of Directors or any committee thereof, the Chairperson of the Board of Directors or the chairperson of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairperson of such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairperson of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.

Section 3.6.Chairperson of the Board of Directors. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors. The Chairperson of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Amended and Restated Bylaws or by the Board of Directors.
Section 3.7.Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation and, in the case of a committee, to the chairperson of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding shares of stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
Section 3.8.Quorum. Except as otherwise required by law, the Certificate of Incorporation or the rules and regulations of any securities exchange on which the Corporation’s securities are listed by the Corporation, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn or postpone the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned or postponed meeting, until a quorum shall be present.
Section 3.9.Actions of the Board of Directors by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 3.10.Meetings by Means of Conference Telephone or Other Electronic Communications. Unless otherwise provided in the Certificate of Incorporation or these Amended and Restated Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.
Section 3.11.Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange on which the securities of the Corporation are listed by the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange on which the securities of the Corporation are listed by the Corporation, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member for any committee of the Board of Directors other than the Independent Capital Committee (as described below). Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes and report to the Board of Directors when required.
Section 3.12.Independent Capital Committee. There shall be an Independent Capital Committee composed of a minimum of three (3) independent directors as more fully set forth in the charter of the Independent Capital Committee for so long as the Corporation is a public company listed on a national securities exchange with stockholders other than Genworth Financial, Inc. (or any successor thereto) (the “Minority Stockholders”); provided, however, that, notwithstanding the foregoing, the Independent Capital Committee shall automatically be dissolved and its committee charter shall be of no further effect from and after the time that Genworth Financial, Inc. (or its successor) directly or indirectly owns less than 50% of the voting power of the issued and outstanding shares of stock of the Corporation entitled to vote in the election of directors.
Section 3.13.Compensation. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.
Section 3.14.Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of

Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IV

OFFICERS
Section 4.1.General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer and a Secretary. The Board of Directors, in its discretion, also may choose a President, who may but need not be a different person than the Chief Executive Officer, a Chief Financial Officer, a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and select and appoint such other officers it deems necessary. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Amended and Restated Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.
Section 4.2.Election. The Board of Directors, at its first meeting held after each Annual Meeting (or action by consent of stockholders in lieu of the Annual Meeting, if allowed by the Certificate of Incorporation and these Amended and Restated Bylaws), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
Section 4.3.Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.4.Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall be authorized to execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, if any, except that the other officers of the Corporation may sign and execute such documents when so authorized by these Amended and Restated Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairperson of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the stockholders and, provided the Chief Executive Officer is also a director, the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Amended and Restated Bylaws or by the Board of Directors. If the Board of Directors shall not otherwise designate a President, the Chief Executive Officer shall be the President of the Corporation. If a Person other than the Chief Executive Officer is designated as President, the President shall perform such duties as may from time to time be assigned to such officer by the Board of Directors or the Chief Executive Officer.
Section 4.5.Vice Presidents. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act, the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Each Vice President shall perform such other duties and have such other powers as the Board of Directors or Chief Executive Officer from time to time may prescribe. If there be no Chairperson of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the Chief Executive Officer or in the event of the inability or refusal of the Chief Executive Officer to act, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
Section 4.6.Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 4.7.Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.
Section 4.8.Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 4.9.Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, any Vice President or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.
Section 4.10.Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by
Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V

STOCK
Section 5.1.Shares of Stock The shares of the Corporation may be (i) represented by certificates (ii) uncertificated shares provided that the Board of Directors has provided by resolution that some or all of any or all classes or series of stock shall be uncertificated shares or

(iii) a combination of both. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.
Section 5.2.Signatures. To the extent any shares are represented by certificates, every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, the Secretary, or an Assistant Treasurer or Assistant Secretary, certifying the number of shares owned by such holder in the Corporation. To the extent any shares are represented by certificates, any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
Section 5.3.Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.4.Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law, the Certificate of Incorporation and these Amended and Restated Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement (to the extent any shares are represented by certificates), compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5.5.Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.6.Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 5.7.Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI

NOTICES
Section 6.1.Notices. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the DGCL The terms

“electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.
Notice to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the Corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the Corporation.
Section 6.2.Waivers of Notice. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Amended and Restated Bylaws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting or any regular or special meeting of the Board or members of a committee of directors need be specified in any waiver of notice unless so required by law, the Certificate of Incorporation or these Amended and Restated Bylaws.
ARTICLE VII

GENERAL PROVISIONS
Section 7.1.Dividends. Dividends upon the shares of stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.9 hereof), and may be paid in cash, in property, or in shares of the Corporation’s stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 7.2.Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 7.3.Fiscal Year. The fiscal year of the Corporation shall be January 1 to December 31 or as otherwise fixed by resolution of the Board of Directors.

Section 7.4.Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 8.1.Actions Not by or in the Right of the Corporation. Subject to Section 8.3 hereof, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing, or any other threatened, pending or completed proceeding, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director or an officer of the Corporation, or is or was a director or an officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
Section 8.2.Actions by or in the Right of the Corporation. Subject to Section 8.3 hereof, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 8.3.Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or 8.2 hereof, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by the affirmative vote of a majority of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
Section 8.4.Good Faith Defined. For purposes of any determination under Section 8.3 hereof, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant, financial advisor, appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or 8.2 hereof, as the case may be.
Section 8.5.Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 8.3 hereof, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 8.1 or 8.2 hereof. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or 8.2 hereof, as the case may be. Neither a contrary determination in the specific case under Section 8.3 hereof nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 8.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
Section 8.6.Expenses Payable in Advance. Expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding shall, to the fullest extent permitted by applicable law, be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.
Section 8.7.Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, these Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 or 8.2 hereof and advancement of expenses of the person specified in Section 8.6 hereof shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 8.1 or 8.2 hereof or the advancement of expenses of any person who is not specified in Section 8.6 hereof but whom the Corporation has the power or obligation to indemnify or advance expenses, as applicable, under the provisions of the DGCL, or otherwise.
Section 8.8.Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
Section 8.9.Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. The term “another enterprise” as used in this Article VIII shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
Section 8.10.Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 8.11.Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 8.5 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.
Section 8.12.Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.
ARTICLE IX

AMENDMENTS
Section 9.1.Amendments. These Amended and Restated Bylaws may be altered, amended or repealed, in whole or in part, or new Amended and Restated Bylaws may be adopted by the stockholders or by the Board of Directors. All such amendments by the stockholders must be approved by the affirmative vote of the holders of a majority in the voting power of the outstanding shares of stock of the Corporation entitled to vote thereon. All such amendments by the Board of Directors must be approved by a majority of the entire Board of Directors then in office.

Section 9.2.Entire Board of Directors. As used in this Article IX and in these Amended and Restated Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
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Adopted as of: December 5, 2024

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